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EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                PLUG POWER INC.

   PLUG POWER INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

   1. The name of the Corporation is Plug Power Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware was August 13, 1999.

   2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Original Certificate, and (i) was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL"),
(ii) was declared by the Board of Directors of the Corporation (the "Board of Directors") to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL and (iii) was duly adopted by the stockholders, with the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), adopting this Amended and Restated Certificate of Incorporation in accordance with the provisions of Section 242 of the DGCL and the terms of the Original Certificate.

   3. The text of the Original Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   ARTICLE I

   The name of the Corporation is Plug Power Inc.

                                  ARTICLE II

   The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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                                  ARTICLE IV

                                 CAPITAL STOCK

   The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, of which
(i) Ninety-Five Million (95,000,000) shares shall be Common Stock, par value $.01 per share, and (ii) Five Million (5,000,000) shares shall be undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock").

   Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Board of Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by this Amended and Restated Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in this Amended and Restated Certificate of Incorporation to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and the manner of disposition of such authorized but unissued capital stock.

   Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

   The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designation of any series of Undesignated Preferred Stock).

   The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this
Article IV.

                                A. Common Stock

   Subject to all the rights, powers and preferences of the Undesignated Preferred Stock, and except as provided by law or in this Article IV (or in any certificate of designation of any series of Undesignated Preferred Stock);

     (a) the holders of the Common Stock shall have the exclusive right to vote for the election of Directors and on all other matters requiring stockholder action, each share being entitled to one vote;

     (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

     (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

                              B. Preferred Stock

   1. Authority to Issue. The total number of shares of Undesignated Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares. Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative,

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participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

   2. Powers, Preferences, Rights, Qualifications, Limitations and Restriction of Each Series of Undesignated Preferred Stock. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

     (c) The voting rights and powers, full or limited, if any, of the shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The consideration for which the shares of such series shall be issued;

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

     (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                                   ARTICLE V

                              STOCKHOLDER ACTION

   1. Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

   2. Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the President, the Chief Executive Officer, the Chairman of the Board, if one is elected, or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

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                                  ARTICLE VI

                                   DIRECTORS

   1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

   2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

   3. Terms of Directors. The number of Directors of the Corporation shall be fixed solely by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Gary Mittleman, Walter L. Robb and Anthony F. Earley, Jr.; the initial Class II Directors of the Corporation shall be George C. McNamee and Michael J. Cudahy; and the initial Class III Directors of the Corporation shall be General John M. Shalikashvili, Larry G. Garberding and Robert L. Nardelli. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors, except where a larger vote is required by law, by this Amended and Restated Certificate of Incorporation or the By-laws, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

   4. Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

   5. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

   6. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only

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with cause and (ii) only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of Directors. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.

                                  ARTICLE VII

                            LIMITATION OF LIABILITY

   A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

   Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                 ARTICLE VIII

                             AMENDMENT OF BY-LAWS

   1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

   2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                  ARTICLE IX

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

   The Corporation reserves the right to amend or repeal this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Amended and Restated Certificate of Incorporation, and in addition to any other vote of holders of voting stock that is required by this Amended and Restated Certificate of Incorporation or by law, such amendment or

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repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 80% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 80% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII or Article IX of this Amended and Restated Certificate of Incorporation.

   THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this 28th day of October, 1999.

                                          PLUG POWER INC.

                                          By: /s/ Gary Mittleman
                                              __________________
                                              Name: Gary Mittleman
                                              Title: Chief Executive Officer
                                               and President

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